UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D. C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 25, 2006

                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)

                                  Kentucky
               (State or other jurisdiction of incorporation)

        1-32532                                       20-0865835
(Commission File Number)               (I.R.S. Employer Identification No.)

           50 E. RiverCenter Boulevard, Covington, Kentucky 41011
            (Address of principal executive offices) (Zip Code)

                P.O. Box 391, Covington, Kentucky 41012-0391
                        (Mailing Address) (Zip Code)

     Registrant's telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events


     On April 25, 2006, Ashland Inc. ("Ashland") was notified by the staff of the Securities and Exchange Commission (the "Commission") of the staff's intent to seek authorization from the Commission to pursue a civil action against Ashland relating to adjustments which reduced its environmental remediation reserves for certain sites for the fiscal years 1999 and 2000. These adjustments to environmental reserves totaled $12.2 million in 1999 and $12.6 million in 2000. The staff advised that it intends to seek injunctive and/or administrative relief against Ashland and that it will not recommend any fines, penalties or restatements from Ashland nor allege any intentional misconduct by Ashland. Ashland intends to file a Wells submission and will vigorously oppose the staff's request that the Commission authorize a civil action against Ashland.



     Ashland anticipates that the staff will also seek authorization from the Commission to pursue similar, perhaps more extensive, relief against a current employee who was responsible for establishing Ashland's environmental reserves during 1999 and 2000.

                                 SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    ASHLAND INC.
                                       -------------------------------------
                                                    (Registrant)



Date:  April 25, 2006                  /s/ David L. Hausrath
                                      --------------------------------------
                                      Name:    David L. Hausrath
                                      Title:   Senior Vice President,
                                               General Counsel and Secretary